Artisoft, Inc. and Subsidiaries
             EXHIBIT 11. COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (in thousands, except per share amounts)

                                                           Three Months Ended              Six Months Ended
                                                              December  31,                  December  31,
                                                           1997           1996            1997           1996
                                                         --------       --------        --------       --------
Net income (loss)                                        $  1,298       $ (1,950)       $  1,536       $ (5,335)
                                                         ========       ========        ========       ========

Weighted average common shares outstanding                 14,529         14,536          14,529         14,530

   Common equivalent shares representing
   shares issuable upon exercise of stock
   options (1)                                                 83            N/A              39            N/A
                                                         --------       --------        --------       --------

       Diluted weighted average shares outstanding         14,612         14,536          14,568         14,530
                                                         ========       ========        ========       ========


Basic net income (loss) per share                        $    .09       $   (.13)       $    .11       $   (.37)
                                                         ========       ========        ========       ========
Diluted net income (loss) per share                      $    .09       $   (.13)       $    .11       $   (.37)
                                                         ========       ========        ========       ========

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Notes:
(1) Amount calculated using the treasury stock method and fair market values
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